Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements Nos. 33-85634, 33-89124, 333-76957 and 333-49290 on Form S-8 and No. 333-124355 on Form S-3 pertaining to SkyTerra Communications, Inc. of our report dated March 27, 2006 relating to the financial statements of Hughes Network Systems, included in this Annual Report on Form 10-K of SkyTerra Communications, Inc. for the year ended December 31, 2005.

/s/    DELOITTE & TOUCHE LLP

Baltimore, Maryland

March 29, 2006